                                 EXHIBIT NO. 9

                               OPINION OF COUNSEL

                        DIETRICH, REYNOLDS & KOOGLER, LLP
                                ATTORNEYS AT LAW
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43216

                                 (614) 249-7617
                            FACSIMILE: (614) 249-2418

               PRACTICE LIMITED TO NATIONWIDE INSURANCE COMPANIES
                         AND THEIR ASSOCIATED COMPANIES


June 28, 1999

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio  43215

To the Company:

         We have prepared the Registration Statement being filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Modified Single Premium Variable Annuity Contracts to be sold by Nationwide Life Insurance Company ("Nationwide") and to be issued and administered through the Nationwide Variable Account-10.

         In connection therewith, we have examined the Articles of Incorporation, Code of Regulations and Bylaws of Nationwide, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

         1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and annuity contracts.

         2. Nationwide Variable Account-10 has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

         3. The issuance and sale of the Modified Single Premium Variable Annuity Contracts have been duly authorized by Nationwide. When issued and sold in the manner stated in the prospectus which is contained in the Registration Statement, the contracts will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as the firm determining the legality of the securities being registered.


Very truly yours,

DIETRICH, REYNOLDS & KOOGLER